EXHIBIT 99.7

            THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES
             ACT OF 1933 AND IS SUBJECT TO RESTRICTIONS ON EXERCISE
                        AND TRANSFER AS SET FORTH HEREIN

                                     WARRANT
                           To Purchase Common Stock of
                             The Panda Project, Inc.

      1.   GRANT AND EXERCISE OF WARRANT.


      1.1. GRANT OF WARRANTS. THIS WARRANT (the "Warrant") CERTIFIES THAT, for value received, Mallory Factor (the "Holder"), is entitled to purchase at a price of $8.00 per share (the "Warrant Price") from The Panda Project, Inc. a Florida corporation (the "Company"), shares of common stock of the Company (the "Common Stock") on the following terms and conditions. This Warrant permits the Holder to purchase from the Company (i) 100,000 shares of Common Stock at the Warrant Price at any time during the ten year period commencing on the date hereof, (ii) 100,000 shares of Common Stock at the Warrant Price at any time during the ten year period commencing on the vesting thereof, provided that the Warrant referred to in this clause (ii) will vest and may only be exercised in the event the Common Stock trades on the principal securities market trading the Common Stock (the "Market") at a price equal to or greater than $12.00 per share for ten consecutive days or average closing price for 15 consecutive days during the five year period commencing on the date hereof, and the holder agrees not to exercise or sell this 100,000 share warrant for one year after vesting or the vesting of the 100,000 share warrant described in clause (iii) below, whichever comes first, (iii) 100,000 shares of Common Stock at the Warrant Price at any time during the ten year period commencing on the date of vesting thereof, provided that the Warrant referred to in this clause (iii) will vest and may only be exercised in the event the Common Stock closing price on the Market is equal to or greater than $26.00 for 30 consecutive trading days, any time during the five year period commencing on the date hereof, and (iv) 100,000 shares of Common Stock at the Warrant Price at any time during the ten year period commencing on the vesting thereof, provided that the Warrant referred to in this clause (iv) will vest and may only be exercised in the event the Company sells at least $15 million alone or in combination of debt, equity (Common Stock), convertible debt, etc. securities in a public or private transaction(s) with one or more investment bankers, bakers, financial institutions, private investors, etc. introduced, participated in, and/or worked on by the Holder or his company(s) for the Company at any time during the term or within two (2) years following the termination of the Mallory Factor Inc. agreement dated September 10, 1996.

           In the event of a "Change of Control," as defined herein, the Warrants referred to in clauses (ii), (iii) and (iv) above shall immediately vest and be exercisable.

"Change of Control" shall mean the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any "person" or "group" (as such terms are used in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934 as amended (Exchange Act), (ii) any person or group is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company, including by way of merger, consolidation or otherwise or (iii) during any period of two consecutive Company fiscal years following the effective date of the Warrant, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company, then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board, then in office.


      1.2. EXERCISE OF WARRANTS. To exercise the Warrants in whole or in part, the Holder shall deliver to the Company at its principal office (a) a written notice of the Holder's election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased, (b) cash or a certified check payable to the Company in an amount equal to the aggregate purchase price of the number of shares of Common Stock being purchased, and (c) this Warrant. The Company shall as promptly as practicable, and in any event within 20 days thereafter, execute and deliver or cause to be executed and delivered, in accordance with such notice, a certificate or certificates representing the aggregate number of shares of Common Stock specified in such notice. The stock certificate or certificates so delivered shall be in the denomination of 100 shares each or such lesser or greater denomination as may be specified in such notice and shall be issued in the name of the Holder or such other name as shall be designated in such notice. Such certificate or certificates shall be deemed to have been issued and the Holder or any other person so designated to be named therein shall be deemed for all purposes to have become a holder of record of such shares as of the date such notice is received by the Company as aforesaid. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of said certificate or certificates, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the remaining shares of Common Stock provided for by this Warrant, which new Warrant shall in all other respects be identical to this Warrant, or, at the request of the Holder, appropriate notation may be made on this Warrant and the same returned to the Holder. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, issue and delivery of such stock certificates and new Warrants, except that, in case such stock certificates or new Warrants shall be registered in a name or names other than the name of the Holder, funds sufficient to pay all stock transfer taxes that are payable upon the issuance of such stock certificate or certificates or new Warrants shall be paid by the Holder at the time of delivering the notice of exercise mentioned above.

Prior to the issuance of any shares of Common Stock upon exercise of this Warrant, the Company shall secure the listing of such shares of Common Stock upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance upon exercise of this Warrant) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of this Warrant.


      2. REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants that:


      2.1. ORGANIZATION, STANDING, CAPITALIZATION, ETC. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has all requisite corporate power and authority to enter into this Warrant. The Company has delivered to the Holder a complete and correct copy of the Articles of Incorporation of the Company, and all amendments thereto, as in effect on the date hereof, and a complete and correct copy of the Bylaws of the Company as in effect on the date hereof. The Company has an authorized equity capitalization as described in the Articles of Incorporation. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable.


      2.2. QUALIFICATION. The Company is duly qualified and in good standing as a foreign corporation authorized to transact business in each jurisdiction where the conduct of the Company's business or the ownership of its properties requires such qualification, or, if not so qualified, the Company's failure so to qualify will not have a material adverse effect on the Company, its financial condition or operations and will not impair the Company's right to enforce any material agreement to which it is a party.


      2.3. AGREEMENT AUTHORIZATION. This Warrant has been duly authorized, executed and delivered by or on behalf of the Company and constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms.

      2.4. AUTHORIZATION AND LEGALITY OF THE WARRANTS AND THE COMMON STOCK. The Board of Directors of the Company has duly authorized the grant of the Warrants. There are no preemptive rights or similar rights on the part of the holders of shares of the Company's capital stock. No approval or authorization of the shareholders of the Company is required for the issuance and sale of the Warrants as contemplated herein. The shares of Common Stock issuable upon exercise of the Warrants have been duly authorized and, when delivered to the Holder upon such exercise, will be validly issued and outstanding and fully paid and nonassessable. The issuance of the securities and the consummation of the other transactions contemplated hereby will not conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, with or without notice or lapse of time or both, (a) any contract, indenture, mortgage, deed of trust, loan agreement, understanding or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is or may be bound or to which any of the property or assets of the Company or any of its subsidiaries is or may be subject, which breach, violation or default could reasonably be expected to have a material adverse effect on the Company or its subsidiaries taken as a whole, or (b) the Articles of Incorporation or Bylaws of the Company or of any order, judgment or decree of any court or governmental agency, authority or instrumentality having jurisdiction over the Company or any of its subsidiaries or any of their material properties.


      2.5. DISCLOSURE. Neither this Warrant nor any certificate or other document referenced herein or therein and furnished to the Holder by the Company contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein, in light of the circumstances under which they were made, not misleading.

      3.   COVENANTS OF THE COMPANY.

      3.1. REGISTRATION OBLIGATIONS. The Company covenants and agrees:

      (a) If, at any time, Holder requests that the Company file a registration statement under the Securities Act of 1933 (the "Securities Act"), as soon as practicable thereafter the Company shall use its best efforts to file a registration statement with respect to any or all of the Common Stock issuable upon exercise of the Warrants (the "Warrant Shares"), (whether for primary offering and sale by the Company to the Holder, or for a subsequent secondary offering and sale by the Holder), that the Company has been so requested to include and obtain the effectiveness thereof, and to take all other action necessary under any Federal or state law or regulation to permit the Warrant Shares specified in the notice of the Holder to be sold or otherwise disposed of, and the Company shall maintain such compliance with each such Federal and state law and regulation for the period necessary for Holder to effect the proposed sale or other disposition; provided, however, the Company shall be entitled to defer such registration for a period of up to 90 days if and to the extent that its Board of Directors shall determine that such registration would interfere with a pending corporate transaction. The Holder shall be entitled to register, re-register or qualify, all or any portion of the Warrant Shares, and the Company shall be required to effect a registration, re-registration or qualification as requested by the Holder pursuant to this subsection 3.1(a) on four occasions.

      (b) If at any time or from time to time prior to the date on which this Warrant expires persuant to section 1.1 (Expiration Date), the Company proposes to register any of its securities under the Securities Act on any form for the registration of securities under such Act, whether or not for its own account (other than by a registration statement on Form S-8 or Form S-4 or other form which does not included substantially the same information as would be required in a form for the general registration of securities or would not be available for the Common Stock) (a "Piggyback Registration"), it shall as expeditiously as possible give written notice to the Holder of this intention to do so and of such Holder's rights under this Section 3.1(b). Such rights are referred to hereinafter as "Piggyback Registration Rights." Upon the written request of the Holder made within 20 days after receipt of any such notice (which request shall specify the registrable securities intended to be disposed of by such Holder), the Company shall include in the Registration Statement the registrable securities which the Company has been so requested to register by the Holder thereof and the Company shall keep such registration statement in effect and maintain compliance with each Federal and state law or regulation for the period necessary for such Holder to effect the proposed sale or other disposition.

If a Piggyback Registration involves an offering by or through underwriters, the Company, except as otherwise provided herein, shall not be required to include registrable shares therein if and to the extent the underwriter managing the offering reasonably believes in good faith and advises in writing the Holder requesting to have registrable securities included in the Company's Registration Statement that marketing factors require a limitation on the number of shares to be underwritten; provided that any such reduction or elimination shall be pro rata to all other holders of the securities of the Company exercising "Piggyback Registration Rights" similar to those set forth herein in proportion to the respective number of shares they have requested to be registered.

      (c) The Company shall pay all Registration Expenses in connection with the registrations provided for the Section 3.1 (a) and (b).

      (d) To update the Holder regarding any material developments related to the registrations referred to above, including any stop orders issued by the Securities and Exchange Commission or any other circumstances that make such registration unavailable for any reason.


      3.2. FINANCIAL STATEMENTS. So long as any of the Warrants are outstanding, the Company shall deliver to the Holder:

      (a) within 45 days after the end of each of the first three quarterly fiscal periods in each fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries as at the end of such period and consolidated statements of income and of cash flow of the Company and its subsidiaries for each period and, in the case of the second and third quarterly periods, for the period from the beginning of the then current fiscal year to the end of such quarterly period, setting forth in each case in comparative form the figures for the corresponding period of the previous fiscal year, all in reasonable detail; and

      (b) Within 90 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries as at the end of such year and statements of income and of cash flows of the Company and its subsidiaries for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by the opinion thereon of independent public accountants of recognized standing, which opinion shall state that such financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of the preceding fiscal year, and that the audit by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards.


      3.3. NOTICES. In case the Company proposes

      (a) to pay any dividend payable in stock (of any class or classes) or in convertible securities upon its Common Stock or make any distribution (other than ordinary cash dividend) to the holders of its Common Stock, or

      (b) to grant to the holders of its Common Stock generally any rights or options other than the options granted under the Company's incentive stock option plans, or

      (c) to effect any capital reorganization or reclassification of capital stock of the Company, or

      (d) to consolidate with, or merge into, any other corporation or to transfer its property as an entirety or substantially as an entirety, or

      (e) to effect the liquidation, dissolution or winding up of the Company, then the Company shall cause notice of any such intended action to be given to the Holder not less than 30 days before the date on which the transfer books of the Company shall close or a record be taken for such stock dividend, distribution or granting of rights or options, or the date when such capital reorganization, reclassification, consolidation, merger, transfer, liquidation, dissolution or winding up shall be effective, as the case may be.


      3.4. RESERVATION OF SHARES. The Company covenants and agrees that it will at all times reserve and set apart and have, free from preemptive rights, a sufficient number of shares of authorized but unissued Common Stock, sufficient to permit the exercise in full of the Warrants.

      4. NO INCONSISTENT AGREEMENTS. The Company will not on or after the date of this Warrant enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holder in this warrant or otherwise conflicts with the provisions hereof. The rights granted to the Holder hereunder do not in any way conflict with and are not inconsistent with the rights granted to holders of the Company's securities under any other agreements.


      5. EXPENSES. The Company will pay (a) all costs and expenses of the Company's performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with, including registration, filing and qualification fees, blue sky fees, printing expenses and accounting fees; and (b) the cost of complying with the securities or blue sky laws of any jurisdiction with respect to the offering or sale of the Common Stock issued upon exercise of the Warrants.


      6. INDEMNIFICATION.

      (a) In connection with any registration by the Company of the Common Stock issuable upon exercise or conversation thereof, to the extent permitted by law, the Company will indemnify and hold the Holder harmless against any losses, claims, damages, or liabilities, joint or several, to which the Holder may become subject under the Securities Act of 1933 as amended (Securities Act) or otherwise, insofar as such losses, claims, damage, or liabilities (or actions in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in any registration statement filed by the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading or arise out of any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and will reimburse the Holder for any legal or other expenses reasonably incurred by the Holder in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld) nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use by the Holder in connection with such registration.

      (b) In connection with any registration statement described in Section 6(a), to the extent permitted by law, the Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, and each agent and any underwriter for the Company (within the meaning of the Securities Act) against any losses, claims, damages, or liabilities to which the Company or any such director, officer, controlling person, agent, or underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by the Holder expressly for use in connection with such registration; and the Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, agent, or underwriter in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage liability, or action if such settlement is effected without the Holder's consent (which consent shall not be unreasonably withheld).


      7. SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC. All agreements, representations and warranties contained herein or made in writing by the Holder or on behalf of the Company in connection with the transactions contemplated hereby shall survive the execution and delivery of this Warrant. All the statements contained in any instrument executed and delivered by the Company or its duly authorized officers pursuant hereto in connection with the transactions contemplated hereby shall be deemed representations by the Company hereunder.


      8. LIMITATION OF LIABILITY; NOT A STOCKHOLDER. No provision of this Warrant shall be construed as conferring upon the Holder the right to vote or to consent or to receive dividends or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matter whatsoever as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price or as a stockholder of the Company, whether such liability is asserted by the Company, creditors of the Company or others.

      9. LOSS, DESTRUCTION, ETC. OF WARRANT. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of this Warrant, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of the Warrant, the Company will make and deliver a new Warrant, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Warrant. Any Warrant issued under the provisions of this Section in lieu of any Warrant alleged to be lost, destroyed or stolen, or of any mutilated Warrant, shall constitute an original contractual obligation on the part of the Company.


      10. ADJUSTMENTS. In the event the Company engages in any reorganization, recapitalization, stock dividend, stock split, merger, liquidation or any other transaction described in Section 3.3 hereof, appropriate and equitable adjustment in the number and type of equity units issuable upon exercise of this Warrant and in the purchase price thereof and in the Market price at which the Warrant granted in clauses (ii), (iii) and (iv) of Section 1.1 vests shall be made in order that the Holder's economic interest in this Warrant is preserved without dilution or prejudice.


      11. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be mailed by first-class registered or certified mail, postage prepaid, if to the Holder, at c/o Mallory Factor Inc., 275 Seventh Avenue, New York, New York 10001-6788, or at such other address as may have been furnished to the Company by the Holder in writing, or if the Company, at The Panda Project, Inc., 901 Yamato Road, Boca Raton, FL 33431 or at such other address as may have been furnished to the Holder in writing by the Company.


      12. AMENDMENTS AND WAIVERS. Except as otherwise provided herein, neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally or in writing, except that any term of this Agreement may be amended and the observance of any such term may be waived (either generally or in a particular instance and either retroactively or prospectively) with (but only with) the written consent of the Holder and the Company.


      13. SPLIT UP, COMBINATION, EXCHANGE, TRANSFER AND ASSIGNMENT. This Warrant may be split up, combined or exchanged for another Warrant or Warrants containing the same terms to purchase a like aggregate number of Warrant Shares. If the Holder desires to split up, combine or exchange this Warrant, he shall make such request in writing delivered to the Company and shall surrender to the Company this Warrant and any other Warrants to be so split-up, combined or exchanged. Upon any such surrender for a split-up, combination or exchange, the Company shall execute and deliver to the person entitled thereto a Warrant or Warrants, as the case may be, as so requested. The Company shall not be required to effect any split-up, combination or exchange which will result in the issuance of a Warrant entitling the Holder to purchase upon exercise a fraction of a share of Common Stock or a fractional Warrant. The Company may require such Holder to pay a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any split-up, combination or exchange of Warrants.

This Warrant and the Warrant Shares may be encumbered, pledged or hypothecated in accordance with and subject to the provisions of the Securities Act and the rules and regulations promulgated thereunder.


      14. ADJUSTMENTS AFFECTING REGISTRABLE SECURITIES. The Company will not take any action outside the ordinary course of business, or permit any change within its control to occur outside the ordinary course of business, with respect to the Warrants or Warrant Shares which is without a bona fide business purpose, and which is intended to interfere with the ability of the Company to include such securities in a registration undertaken pursuant to this Agreement.


      15. SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provisions in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.


      16. MISCELLANEOUS. This Agreement shall be construed and enforced in accordance with the laws of the State of Florida. All the terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto. The headings in this Agreement are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


      17. EXPIRATION. This Warrant shall expire on the last day of the last vesting period to be triggered pursuant to the terms of Section 1.1 hereof.

      IN WITNESS WHEREOF, The Panda Project, Inc., has caused this Warrant to be signed and delivered by its duly authorized officer as of this 10st day of September, 1996.


      ____________________________

      By:  _______________________
      Title

      a Florida corporation